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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

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Envestnet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 11, 2014
Chicago, Illinois

Dear Stockholder:

              It is with great pleasure that we invite you to our 2014 Annual Meeting of Stockholders. The meeting will be held on May 14, 2014 at 35 East Wacker Drive, Suite 260, Chicago, Illinois at 10:00 a.m. Central time.

              Our formal agenda for this year's meeting is to vote on the election of directors, to vote, on an advisory basis, on 2013 executive compensation, to ratify the selection of independent auditors for 2014 and to approve our 2010 Long-Term Incentive Plan for purposes of section 162(m) of the Internal Revenue Code. In addition, we will report to you the highlights of 2013 and discuss the outlook for our business in 2014. We will also be available to answer any questions you may have. Representatives of our independent auditors will be in attendance at the meeting and will be available to answer questions as well.

              Whether or not you plan to attend the meeting, your vote on these matters is important to us. Stockholders of record can vote their shares via the Internet, by using a toll-free telephone number or by requesting and completing a proxy card and mailing it in the return envelope provided. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.

              If you are a beneficial holder of our shares, we urge you to give voting instructions to your broker so that your vote can be counted. This is especially important since the New York Stock Exchange does not allow brokers to cast votes with respect to the election of directors or the advisory vote on executive compensation unless they have received instructions from the beneficial owner of shares.

              We look forward to seeing you at the meeting.

Sincerely,
Judson Bergman Chairman and Chief Executive Officer

 NOTICE OF ANNUAL MEETING

April 11, 2014
Chicago, Illinois

TO THE STOCKHOLDERS OF ENVESTNET, INC.:

              The 2014 Annual Meeting of Envestnet, Inc. will be held on May 14, 2014, at 10:00 a.m. Central time at 35 East Wacker Drive, Suite 260, Chicago, Illinois, for the following purposes:

    1.
    to elect three Class I directors to hold office until the 2017 Annual Meeting or until their successors are duly elected and qualified;

    2.
    to vote, on an advisory basis, on executive compensation;

    3.
    to ratify the appointment of KPMG LLP as Envestnet's independent auditors for the fiscal year ending December 31, 2014;

    4.
    to approve Envestnet's 2010 Long-Term Incentive Plan for purposes of section 162(m) of the Internal Revenue Code; and

    5.
    to transact such other business, if any, as lawfully may be brought before the meeting.

              Only stockholders of record, as shown by the transfer books of Envestnet, at the close of business on March 31, 2014, are entitled to notice of, and to vote at, the Annual Meeting.

              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS IN YOUR PROXY MATERIALS. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.

By Order of the Board of Directors,
Shelly O'Brien Secretary

-i-

-ii-

ENVESTNET, INC.
35 East Wacker Drive
Suite 2400
Chicago, Illinois 60601
April 11, 2014

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why has this proxy statement been made available?

              Our board of directors is soliciting proxies for use at our Annual Meeting of Stockholders to be held on May 14, 2014, and any adjournments or postponements of the meeting. The meeting will be held at 10:00 a.m. Central time at 35 East Wacker Drive, Suite 260, Chicago, Illinois. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 11, 2014.

              This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What proposals will be voted on at the Annual Meeting?

              The following proposals are scheduled to be voted on at the Annual Meeting:

  •
  the election of three Class I directors.

  •
  an advisory vote on executive compensation.

  •
  the ratification of the selection of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2014.

  •
  the approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan (the "2010 Long-Term Incentive Plan") for purposes of section 162(m) of the Internal Revenue Code.

              Envestnet's Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the advisory vote on executive compensation, "FOR" the ratification of the selection of KPMG LLP as our independent auditors for 2014, and "FOR" the approval of the 2010 Long-Term Incentive Plan for purposes of section 162(m) of the Internal Revenue Code.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
To Be Held on May 14, 2014

Are proxy materials available on the Internet?

              Yes. Our proxy statement for the 2014 Annual Meeting, form of proxy card and 2013 Annual Report are available at www.envestnet.com.

 Who is entitled to vote?

              March 31, 2014 is the record date for the Annual Meeting. If you owned our common stock at the close of business on March 31, 2014, you are entitled to vote. On that date, we had 34,050,126 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Our common stock is our only outstanding class of stock. The closing price of our common stock on March 31, 2014 on the New York Stock Exchange was $40.18.

How many votes do I have?

              You have one vote for each share of our common stock that you owned at the close of business on March 31, 2014.

              The proxy card indicates the number of shares of common stock you are entitled to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

              Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

    Stockholder of Record

              If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent to you directly. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. You may also vote by telephone or via the Internet as described below under the heading "Information About the Annual Meeting and Voting—May I vote by telephone or via the Internet?" or you may vote your proxy card by mail.

    Beneficial Owner

              If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and our proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote these shares in person at the Annual Meeting if you follow the instructions described below under the heading "Information About the Annual Meeting and Voting—How do I vote in person at the Annual Meeting?" Your broker or nominee has provided a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. If you would like to vote by telephone or on the Internet, you should read the information described below under the heading "Information About the Annual Meeting and Voting—May I vote by telephone or via the Internet?"

How do I vote by proxy if I am a stockholder of record?

              If you are a stockholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote. Your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by the Board:

  •
  "FOR" the election of each Class I director,

  •
  "FOR" the approval of the advisory vote on executive compensation,

  •
  "FOR" the ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014,

  •
  "FOR" the approval of the 2010 Long-Term Incentive Plan for purposes of section 162(m) of the Internal Revenue Code.

              If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of printing this proxy statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

How do I give voting instructions if I am a beneficial owner?

              If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to rules of the New York Stock Exchange, which we refer to as the NYSE, brokers have discretionary power to vote your shares with respect to "routine" matters, but they do not have discretionary power to vote your shares on "non-routine" matters. Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are beneficially held by a broker so that your vote with respect to directors and on the advisory vote on executive compensation, and any other matters treated as non-routine by the NYSE, is counted.

 May I vote by telephone or via the Internet?

              Yes. If you are a stockholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. Please note that there are separate telephone and Internet arrangements depending on whether you are a stockholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

              If you are a stockholder of record, you may vote by telephone, or electronically via the Internet, or by following the instructions provided on the proxy card.

              If you are a beneficial owner and hold your shares in "street name," you will need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically through the Internet.

              The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders'

instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

              Whether or not you plan to attend the Annual Meeting, we urge you to vote. Voting by telephone or over the Internet or returning your proxy card by mail will not affect your right to attend the Annual Meeting and vote.

May I revoke my proxy or my voting instructions?

              Yes. If you change your mind after you vote, if you are a stockholder of record, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

  •
  Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

  •
  Send a letter revoking your proxy to Envestnet's Corporate Secretary at 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601, or

  •
  Attend the Annual Meeting and vote in person.

              If you are a beneficial owner and hold your shares in "street name," you will need to contact your bank or broker to determine how to revoke your voting instructions.

              If you wish to revoke your proxy or voting instructions, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I vote in person at the Annual Meeting?

              You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of identification. Shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the stockholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on March 31, 2014.

              Even if you plan to attend the Annual Meeting, Envestnet recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What votes need to be present to hold the Annual Meeting?

              To have a quorum for our Annual Meeting, the holders of a majority of our shares of common stock outstanding as of March 31, 2014 must be present in person or represented by proxy at the Annual Meeting.

 What vote is required to approve each proposal?

              Directors are elected by a plurality vote, which means that the two nominees for Class I directors receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are withheld, then notwithstanding the valid election of such director, our by-laws provide that such director will voluntarily tender his resignation for consideration by our Board. Our Board will determine whether to accept the resignation of such director. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

How are votes counted?

              In the election of Envestnet directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. Your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN" with respect to the proposals relating to the advisory vote on executive compensation and the ratification of Envestnet's independent auditors. If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker voting instruction card with no further instructions, your shares will be voted in the broker's discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in "How do I give voting instructions if I am a beneficial holder?" the election of directors and the advisory vote on executive compensation are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

What is the effect of broker non-votes and abstentions?

              A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

              Common stock owned by stockholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum. Common stock that is beneficially owned and is voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one proposal. Broker "non-votes" will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual Meeting. Therefore, broker "non-votes" will have no direct effect on the outcome of any of the proposals. Abstentions will be considered present and voting and will have the impact of a vote against a proposal.

Are there any voting agreements with respect to our common stock?

              No.

What are the costs of soliciting these proxies and who will pay them?

              Envestnet will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

 Where can I find the voting results?

              We will publish the voting results in a Form 8-K that we will file with the U.S. Securities and Exchange Commission ("SEC"), within four business days after the Annual Meeting. You can find the Form 8-K on our website at www.envestnet.com.

Will Envestnet's independent auditors attend the Annual Meeting?

              Representatives of KPMG LLP will attend the Annual Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Do directors attend the Annual Meeting?

              Directors are encouraged to attend all meetings of stockholders called by Envestnet. Six of our seven current directors, who were members of our Board at the time, attended the 2013 Annual Meeting of Shareholders.

Can a stockholder, employee or other interested party communicate directly with our Board? If so, how?

              Our Board provides a process for stockholders, employees or other interested parties to send communications to our Board. Stockholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to accounting or auditing matters or any other matters may send an email to corpsecy@envestnet.com. Alternatively, stockholders, employees or other interested parties may send written communications to the Board c/o Corporate Secretary, 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601, although mail is not as prompt as e-mail. Communication with the Board may be anonymous. The Secretary will forward all communications to the Board, to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will then determine when it is appropriate to distribute such communications to other members of the Board or to management.

Whom should I call if I have any questions?

              If you have any questions about the Annual Meeting or voting, please contact Shelly O'Brien, our Corporate Secretary, at (312) 827-2800 or at corpsecy@envestnet.com. If you have any questions about your ownership of Envestnet common stock, please contact Investor Relations at (312) 827-3940 or by email at investor.relations@envestnet.com.

CORPORATE GOVERNANCE

Overview

In General	Our Board of Directors has maintained corporate governance policies since we became a public company following our 2010 initial public offering, which we refer to as our IPO. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE's listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards, including independence, director responsibilities and Board self-evaluations. We have also adopted a Code of Business Conduct and Ethics for our employees and directors and charters for each of our Compensation Committee, Audit Committee and Nominating and Governance Committee. The full text of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and each committee charter, are available on our website located at www.envestnet.com and you can view and print these documents by accessing our website, then clicking on "Investor Relations," followed by "Corporate Governance." In addition, you may request copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the committee charters by contacting our Corporate Secretary via:
Telephone (312) 827-2800 Facsimile (312) 827-2801 e-mail corpsecy@envestnet.com
Independent Director Meetings

Our independent directors meet at regularly scheduled executive sessions without the participation of management and our non-employee directors also meet periodically at executive sessions without the participation of management. Yves Sisteron, our lead independent director, is the presiding director for executive sessions of independent directors and non-employee directors.

Other Corporate Governance Highlights

•

With the exception of one director, our Board of Directors consists of all non-employee, independent directors.

•

Only non-employee, independent directors may serve on our Audit, Compensation and Nominating and Governance Committees.

•

Our Audit Committee hires, determines the compensation of and decides the scope of services performed by our independent auditors. It also has the authority to retain outside advisors.

•

No member of our Audit Committee simultaneously serves on the audit committees of more than two public companies.

•

Our Compensation Committee has the authority to retain independent consultants to assist it. Our Compensation Committee evaluates the performance of the Chief Executive Officer, whom we refer to as our CEO, based on corporate goals and objectives and, with the other independent directors, sets his compensation based on this evaluation.

•

We have adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Business Conduct and Ethics addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior.

•

In addition to Envestnet's regular Board meetings that last approximately two days each, our Board has an annual business review meeting to assess specific areas of our operations and to learn about general trends affecting the wealth management industry. We also provide our directors with the opportunity to attend continuing education programs.

The Board of Directors

              Our Board oversees our business and monitors the performance of management. The directors keep themselves up-to-date on the company by discussing matters with the CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

              The Board usually meets six times per year in regularly scheduled meetings, but will meet more often if necessary. From time to time, the Board has telephonic information sessions on various topics. The Board met ten times, including these telephonic conferences, during 2013. All of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2013.

Director Independence

              In February 2014, our Board determined that the following directors are independent under the listing standards of the NYSE: Ross Chapin, Cynthia Egan, Gates Hawn, James Johnson, Charles Roame and Yves Sisteron. These independent directors constitute substantially more than a majority of Envestnet's Board of Directors. In making its determination of independence, the Board applied the categorical standards for director independence set forth in the NYSE's rules and determined that no other material relationships existed between us and these directors. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with us.

 The Committees of the Board

              The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Audit Committee	The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent auditors.
The Audit Committee is composed entirely of directors who are independent of us and our management, as defined by the NYSE listing standards.
The members of the Audit Committee are Mr. Johnson (Chairman), Mr. Chapin and Mr. Hawn.

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and that Messrs. Chapin, Johnson and Hawn are each audit committee financial experts, as that term is defined under SEC Rules. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in "Proposal No. 1: Election of Directors."
The Audit Committee held sixteen meetings during 2013.
The Compensation Committee
The Compensation Committee has responsibility for evaluating the performance of the CEO and senior management and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning.
The Compensation Committee is composed entirely of directors who are independent of us and our management, as defined by the NYSE listing standards.
The members of the Compensation Committee are Mr. Sisteron (Chairman), Mr. Chapin and Ms. Egan.
The Compensation Committee held six meetings during 2013.
The Nominating and Governance Committee
The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.
The Nominating and Governance Committee is composed entirely of directors who are independent of us and our management, as defined by the NYSE listing standards.
The members of the Nominating and Governance Committee are Mr. Hawn (Chairman), Ms. Egan, Mr. Johnson, and Mr. Roame.
The Nominating and Governance Committee held six meetings during 2013.

 How are directors compensated?

              Each non-employee director receives an annual retainer of $60,000 with an additional meeting attendance stipend of $5,000 for each board meeting attended in person, including all coinciding committee meetings. The chairperson of our Audit Committee receives an additional annual retainer of $15,000. The chairpersons of our other committees receive an additional annual retainer of $10,000. The lead independent director receives an additional annual retainer of $15,000. All non-chairperson committee members receive an additional annual retainer of $5,000 for each committee on which they serve. Directors receive 33% of such amounts in cash and may receive 67% in either restricted stock or in options to acquire shares of our common stock at the discretion of the company.

              We also reimburse all of our directors for their reasonable expenses incurred in attending meetings of our Board of Directors or committees. Equity grants to our non-employee directors vest monthly over a four-year period, except that the shares that would otherwise vest over the first 12 months do not vest until the first anniversary of the grant. All equity grants to our non-employee directors are made pursuant to our 2010 Long-Term Incentive Plan. See "—Compensation Discussion and Analysis—2010 Long-Term Incentive Plan".

              The following table sets forth our 2013 independent director compensation:

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(*)	Total ($)
Ross Chapin	29,700		48,787	78,487
Cynthia Egan	14,177			14,177	[1]
Gates Hawn	31,350		52,708	84,058
James Johnson	33,000		55,627	88,627
Paul Koontz	24,158	[2]	49,782	73,940
Charles Roame	29,041		49,782	78,823
Yves Sisteron	34,650		54,204	88,854

*
Option awards were granted on February 28, 2013, in connection with 2012 service.
1
Ms. Egan joined the Board in August 2013 and thus she received no option award in 2013 for 2012 service.
2
Mr. Koontz retired from the Board in October 2013. In addition, in March 2014, Mr. Koontz received $49,048 in cash for service in 2013.

              As of December 31, 2013, the following option awards were outstanding for each director in connection with option awards granted on February 28, 2013, with an exercise price of $15.34 for 2012 service:

Ross Chapin	7,954 options
Gates Hawn	8,593 options
James Johnson	9,069 options
Charles Roame	8,116 options
Yves Sisteron	8,837 options

 What is our Board leadership structure?

              The Nominating and Governance Committee of our Board of Directors evaluates the Board of Director's leadership structure on a regular basis.

              While the Board of Directors does not have a policy with respect to combining or separating the Chairman and Chief Executive Officer positions, under the current Board of Directors leadership structure, the positions of Chairman and Chief Executive Officer are combined into one role. Mr. Bergman has served as our Chairman and Chief Executive Officer since 1999. The independent directors of the Board of Directors have designated one lead director. The lead director's responsibilities include presiding over all executive sessions of the non-employee directors, where non-employee directors meet outside the presence of the management directors. The other responsibilities of the lead director are determined by the Board of Directors from time to time. Yves Sisteron has been designated the lead director.

              In considering its leadership structure, the members take a number of factors into account. Based on its most recent review of the leadership structure, the Board of Directors believes that the current structure is appropriate for our company because it allows for effective evaluation and execution of our strategies and operations management. In addition, a number of Board of Directors and Committee processes and procedures, including regular executive sessions of non-employee directors and annual performance evaluations, provide substantial independent oversight of our Chairman and Chief Executive Officer's performance.

How does the Board oversee risk?

              Envestnet's policies and procedures relating to risk assessment and risk management are overseen by our Board of Directors. The Board takes an enterprise-wide approach to risk management that is designed to support our business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our company. The Board of Directors annually approves our business plan, giving consideration to risk management. The involvement of the Board in setting our business strategy is a key part of its assessment of management's risk tolerance and also a determination of what constitutes an appropriate level of risk for our company.

              The Audit Committee of the Board of Directors is responsible for reviewing our policies and practices with respect to risk assessment and risk management, including discussing with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures.

              The Compensation Committee reviews compensation risk. The Compensation Committee assessed our executive compensation programs to ascertain any potential material risks that may be created by the compensation program.

              In conducting this assessment, the Compensation Committee focused on our incentive compensation programs in order to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.

              The Compensation Committee considered the findings of this assessment of compensation policies and practices and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy. Envestnet's policies and practices are not structured to encourage executives to take unnecessary or excessive risks, and therefore do not create risks reasonably likely to have a material adverse effect on our company.

How are directors nominated?

              In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee reviews the qualifications of these persons to determine whether they might be a good candidate for membership on the Board of Directors. The Nominating and Governance Committee includes a review of the person's judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and our company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an annual meeting. Between annual meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board.

              Envestnet does not have a formal Board diversity policy. However, the Board considers diversity in professional experience and professional training in recommending nominees. The Nominating and Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board and the Nominating and Governance Committee take into account factors such as the individual's general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company; understanding of our business; education and professional background, including current employment and other Board memberships; reputation for integrity; and any other factors they consider to be relevant. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interest through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the corporate governance guidelines. See each nominee's and director's biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.

              The Nominating and Governance Committee will consider a stockholder's recommendation for directors, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a stockholder has a suggestion for candidates for election, the stockholder should mail it to: Corporate Secretary, Envestnet, Inc., 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601. No person recommended by a stockholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

              If a stockholder desires to nominate a person for election as director at a stockholders' meeting, that stockholder must comply with Section 5.2 of our By-laws, which requires notice not more than 120 days nor less than 90 days in advance of the anniversary of the date of the proxy statement provided in connection with the previous year's annual meeting of stockholders. This time period has passed with respect to the 2014 Annual Meeting. With respect to the 2014 Annual Meeting, Envestnet must receive such written notice between February 28, 2014 and March 20, 2014. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

  •
  as to each person whom the stockholder proposes to nominate for election or re-election as a director:

  •
  the name, age, business address and residence address of the person,

  •
  the principal occupation or employment of the person,

  •
  the class, series and number of shares of Envestnet common stock that are owned beneficially by the person,

  •
  any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act and

  •
  the nominee's written consent to serve, if elected, and

  •
  as to the stockholder giving the notice:

  •
  the name and record address of the stockholder,

  •
  the number of shares of Envestnet common stock that are owned beneficially by the stockholder, and

  •
  a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made.

Compensation Committee interlocking and insider participation

              The Compensation Committee of Envestnet's Board of Directors has responsibility for determining the compensation of our executive officers. None of the members of the Compensation Committee is a current or former officer or employee of our company. None of our executive officers serves on the compensation committee of any company that employs any member of the Compensation Committee.

What is our Related Party transactions approval policy and what procedures do we use to implement it?

              Our Board of Directors has adopted a written Related Party transactions policy. This policy applies to any transaction, arrangement or relationship, which we refer to as a Related Party Transaction, in which we (including any of our subsidiaries) were, are, or will be a participant, and in which any director, officer, 5% or greater stockholder or certain other Related Parties or entities, each of which we refer to as a Related Party, has a direct or indirect material interest. Under the policy, the Audit Committee examines the following factors in determining whether to approve a Related Party Transaction:

  •
  the Related Party's relationship to us and interest in the transaction;

  •
  the impact on a director's independence in the event the Related Party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

  •
  the material facts of the proposed Related Party Transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

  •
  the benefits to us of the proposed Related Party Transaction;

  •
  if applicable, the availability of other sources of comparable products or services;

  •
  the terms of the proposed Related Party Transaction; and

  •
  an assessment of whether the proposed Related Party Transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

              The Audit Committee will approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders, as the Audit Committee determines in good faith.

              The following types of transactions do not require approval or ratification under this policy:

  •
  transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;

  •
  transactions in which the Related Party's interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

  •
  transactions in which the Related Party's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction;

  •
  transactions in which the Related Party's interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from us, which donations are made in accordance with our charitable and community program;

  •
  compensation arrangements of any executive officer (other than an individual who is an immediate family member of a Related Party) that have been approved by the Compensation Committee of our Board of Directors; and

  •
  director compensation arrangements that have been approved by our Board of Directors.

What Related Party transactions do we have?

Registration Rights

              On March 22, 2004, we entered into a registration rights agreement with certain holders of our common stock, or the registration rights agreement, pursuant to which these holders of our common stock are entitled to demand registration rights, Form S-3 registration rights and piggyback registration rights with respect to the registration of their shares of our common stock under the Securities Act of

1933, as amended, or the Securities Act. We refer to shares of our common stock that are subject to the registration rights agreement as "registrable securities."

              In connection with our IPO, The EnvestNet Group, Inc., Envestnet's 41% shareholder prior to the IPO (the "Envestnet Shareholder"), merged with and into Envestnet, with Envestnet being the surviving entity. Upon consummation of the merger of the Envestnet Shareholder with and into Envestnet, certain stockholders of the Envestnet Shareholder are entitled to become party to the registration rights agreement and to receive each of the registration rights described below.

              Demand Registration Rights.    The holders of registrable securities have rights, at their request, to have their shares registered for resale under the Securities Act. Holders of at least 50% of registrable securities may demand the registration of their shares on up to two occasions within any 12-month period if the gross proceeds from the registration of their shares would exceed $15,000,000.

              Registration on Form S-3.    In addition to the demand registration rights discussed above, holders of at least 20% of the registrable securities may require that we register their shares of our common stock for public resale on Form S-3 or similar short-form registration statement if the gross proceeds from the registration of their shares of our common stock would exceed $5,000,000 and our company is eligible to use Form S-3.

              Piggyback Registration Rights.    The holders of approximately 2.5 million shares of registrable securities have rights to have their shares of our common stock registered for resale under the Securities Act if we register any of our securities, either for our own account or for the account of other stockholders, subject to the right of the underwriters involved in any such transaction to limit the number of shares of our common stock included in an underwritten offering.

              The following Related Parties are currently party to the registration rights agreement: Judson Bergman (our Chairman and Chief Executive Officer and one of our directors), William Crager (our President), Scott Grinis (our Chief Technology Officer), Brandon Thomas (our Chief Investment Officer), and Gates Hawn and James Johnson, two of our directors. Holders of our registrable securities are entitled to the registration rights described above. Collectively, these Related Parties hold approximately 1.3 million shares covered by the registration rights agreement as of March 31, 2014.

Indemnification of Directors and Executive Officers

              On July 28, 2010, and upon the election of Mr. Roame as a director in August 2011 and Ms. Egan in August 2013, we entered into agreements to indemnify our directors and certain of our officers in addition to the right to indemnification provided to such persons in our certificate of incorporation and by-laws. These agreements will, among other things, require us to indemnify these individuals to the fullest extent permitted under Delaware law, including for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by any such person as a director or officer of our company or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise if any such person serves in such capacity at our request. We also intend to enter into indemnification agreements with our future directors and executive officers.

Did our insiders comply with Section 16(a) beneficial ownership reporting in 2013?

              Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Except as disclosed in the next sentence, we believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2013. Mr. D'Arrigo filed one Form 4 late with respect to a grant of a restricted stock award.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

              Our by-laws divide our Board of Directors into three classes with the terms of office of each class ending in successive years. Our by-laws provide for a minimum of 5 and a maximum of 11 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual Meeting.

              Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Ross Chapin, Cynthia Egan and Gates Hawn as directors of Envestnet to serve three year terms to expire at the Annual Meeting in 2017 or, in each case, until their respective successors shall have been elected and shall have qualified. Each nominee is currently serving as a director of Envestnet. Mr. Hawn has informed us of his desire to retire from the Board of Directors. Our Nominating and Governance Committee has been working with our directors and management over the last few years to identify qualified individuals to serve on our Board of Directors. Mr. Roame and Ms. Egan were identified through this process. In light of the Nominating and Governance Committee's desire to maintain the number of directors at no less than seven and the uncertainty with respect to the timing of identifying a qualified individual to replace Mr. Hawn, Mr. Hawn has agreed to stand for re-election and to serve until a successor is identified. In accordance with our by-laws, it is currently expected that the new director will be appointed by the Board of Directors to the remainder of Mr. Hawn's term.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THESE NOMINEES AS DIRECTORS OF ENVESTNET.

              It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the Annual Meeting.

              We have set forth below information with respect to the nominees for election as directors and the other directors whose terms of office as directors will continue after the Annual Meeting. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Nominees for election for terms expiring in 2017 (Class I)

Ross Chapin	Mr. Chapin, age 61, has served as a director of our company since 2001. Mr. Chapin is a Managing Director of Parametric Portfolio Associates LLC, a provider of structured portfolio management, which he joined as a senior executive in October 2005. Prior to Parametric, Mr. Chapin co-founded Orca Bay Partners, a private equity firm in 1998. Mr. Chapin received an MBA from Columbia University in finance and accounting, and an undergraduate degree from Denison University.

Mr. Chapin has broad knowledge of the financial services industry and financial products acquired through his experience at Parametric. In addition, the Board benefits from Mr. Chapin's experience with a broad range of companies and industries acquired as a result of the review and analysis of investments by Orca Bay Partners and his education in finance and accounting.
Gates Hawn
Mr. Hawn, age 65, has served as a director of our company since 2004. Mr. Hawn is currently retired. He had previously worked as a Senior Advisor for Credit Suisse, an investment banking firm or its predecessors from 2000 to 2004. In 2000 Donaldson, Lufkin & Jenrette, or DLJ, merged with Credit Suisse, and Mr. Hawn was with DLJ from 1981 to 2000. Mr. Hawn received an undergraduate degree from Williams College.
Mr. Hawn has extensive knowledge of the financial services industry and financial products acquired through his experience at DLJ and Credit Suisse.
Cynthia Egan
Ms. Egan, age 58, has served as a director of our company since 2013. Ms. Egan is currently retired. She had previously worked as President, Retirement Plan Services for T. Rowe Price Group, an investment firm, from 2007 to 2012. While at T. Rowe Price Group, she also served as a member of the T. Rowe Price Operational Steering Committee and the T. Rowe Price Trust Company Board, Staff Compensation Committee, Diversity Roundtable and as the founding Chair of the T. Rowe Price Women's Roundtable. Ms. Egan progressed to President, Fidelity Charitable Gift Fund and head of Fidelity Institutional Service Company in a career starting in 1989 through 2007. Ms. Egan received a BA from Boston College.

Ms. Egan has experience with the financial services industry and financial products through her association with T. Rowe Price and Fidelity. In addition she has served as a board member of the Employee Benefits Research Institute and received industry recognition for her work with retirement income products and services.

Directors whose terms of office will continue after this meeting

Directors whose terms expire in 2015 (Class II)

James Johnson	Mr. Johnson, age 76, has served as a director of our company since 2000. Mr. Johnson is a General Partner and Founder of Apex Venture Partners, or Apex, a private equity firm, which he founded in 1988. Prior to founding Apex, Mr. Johnson was one of three founding partners of Knightsbridge Partners, a private investment firm. Prior to Knightsbridge, Mr. Johnson served in senior management roles with Beatrice Foods, including corporate Chief Financial Offer and Senior Vice President of the $6 billion U.S. Foods subsidiary. Mr. Johnson received an MBA from Northwestern University and a BS from Loyola University.

Mr. Johnson has experience with a broad range of companies and industries acquired as a result of the review and analysis of investments by Apex and Knightsbridge Partners. The Board also benefits from Mr. Johnson's experience in senior financial and management roles at Beatrice Foods and his education in business administration.
Charles Roame
Mr. Roame, age 48, has served as a director of our company since 2011. Mr. Roame has served as Managing Partner of Tiburon Strategic Advisors, a provider of research, strategy consulting, and other related services primarily to financial services firms, since 1998. Mr. Roame has previously served on the boards of a variety of public, private and start-up ventures. Mr. Roame received an MBA from the University of Michigan and a BA from Michigan State University.
Mr. Roame's qualifications to serve on our Board of Directors are primarily based on his industry experience.

Directors whose terms expire in 2016 (Class III)

Judson Bergman	Mr. Bergman, age 57, is the founder of our company and has served as our Chairman, Chief Executive Officer and a director since 1999. Prior to founding our company, Mr. Bergman was Managing Director at Nuveen Investments, Inc., a diversified investment manager. Mr. Bergman serves as a trustee of RS Investment Trust and RS Variable Products Trust, registered investment companies. Mr. Bergman received an MBA in finance and accounting from Columbia University and a BA from Wheaton College.
Mr. Bergman has extensive familiarity with the financial services industry acquired through his years with the company and his experience at Nuveen as well as his education in finance and accounting.
Yves Sisteron
Mr. Sisteron, age 59, has served as a director of our company since 2004. Mr. Sisteron has been a Managing Partner and Co-Founder of Upfront Ventures, a private investment firm, since 2000. Mr. Sisteron holds a JD and an LLM from the University of Law (Lyon) and an LLM degree from the New York University School of Law.

Mr. Sisteron has experience with a broad range of companies and industries acquired as a result of the review and analysis of investments by Upfront Ventures. The Board also benefits from Mr. Sisteron's experience serving on the boards of directors of other companies and his education in law.

 INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

How much stock is owned by directors and executive officers?

              The following table sets forth information, as of March 31, 2014, regarding the beneficial ownership of our common stock by our directors and executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, to whom we refer as our named executive officers, and by our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the common stock under the column "Common Stock Beneficially Owned."

	Shares Held	Options Exercisable within 60 Days (1)	Unvested Restricted Common Stock	Total Beneficial Ownership	Beneficial Ownership Percentages
Jud Bergman (2)	589,637	891,437	16,691	1,497,765	4.3%
Bill Crager (3)	133,612	450,369	13,701	597,682	1.7%
Brandon Thomas (4)	236,621	156,265	7,143	400,029	1.2%
Scott Grinis	217,601	88,464	6,860	312,925	*
Pete D'Arrigo	1,721	289,964	9,968	301,653	*
Yves Sisteron (5)	252,777	8,845		261,622	*
Gates Hawn	128,000	8,405		136,405	*
Ross Chapin	37,438	7,614		45,052	*
Jim Johnson	1,774	9,033		10,807	*
Charles Roame	3,360	3,849	567	7,776	*
Cynthia Egan					*

All Directors and Executive Officers as a Group	1,604,107	2,030,930	61,106	3,696,143	10.2%

*
Denotes beneficial ownership of less than one percent.

(1)
Includes options vested and exercisable within 60 days of March 31, 2014.
(2)
Includes 135,250 shares held as security in a margin account.
(3)
Includes 100 shares indirectly held by Mr. Crager's wife.
(4)
Includes 13,938 shares held by a trust in which Mr. Thomas is the trustee.
(5)
Includes 12,000 shares held by Mr. Sisteron individually, 27,917 shares held by an entity affiliated with Upfront Ventures and 212,860 shares held by entities controlled by Mr. Sisteron.

 Which stockholders own more than 5% of our common stock?

              The following table shows all persons we know to be direct or indirect owners of more than 5% of our common stock as of the close of business on March 31, 2014, unless otherwise indicated. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Wellington Management Company, LLP (1) 280 Congress Street Boston, MA 02210	4,731,105	13.9%
Wells Fargo & Company (2) 420 Montgomery Street San Francisco, CA 94104	1,837,474	5.4%

(1)
Based on an Amendment #1 to Schedule 13G filed by Wellington Management Company, LLP on February 14, 2014 reporting the amount of securities beneficially owned as of December 31, 2013. Wellington has no sole voting power and shared dispositive power over 4,731,105 shares.

(2)
Based on a Schedule 13G filed by Wells Fargo & Company, reporting the amount of securities beneficially owned as of January 16, 2014. Wells Fargo has sole voting power over 19,995 shares and shared dispositive power over 1,817,479 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

              We operate in a highly competitive environment and our executive compensation program is designed to attract and retain talented executives who can execute our strategy. The discussion below describes the material elements of the 2013 compensation program for our named executive officers and the manner in which compensation decisions were made.

Philosophy and Objectives

              Our executive compensation philosophy, as established by our Compensation Committee, is designed to:

  •
  Attract and retain skilled executive officers;

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  Support our business strategy and objectives; and

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  Align the interests of our executive officers with those of our stockholders through a pay-for-performance philosophy.

              We do not utilize formulas to determine compensation amounts and have established a set of guiding principles that have provided the foundation for all compensation programs for executive officers and all other employees. These guiding principles are as follows:

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  Pay for performance in such a way as to drive our business strategy and objectives and create shareholder value, consistent with an acceptable risk profile and through legal and ethical means;

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  The amount of overall total compensation should be attractive to executive officers, affordable for the company, proportional to the executive officer's contribution, and fair to shareholders and employees, while providing payouts that are clearly aligned with actual performance;

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  Avoid controversial pay practices; and

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  Compensation should be transparent, understandable and effectively communicated to shareholders and employees.

              We are committed to providing a comprehensive total rewards program to attract, retain, and reward highly qualified, diverse and productive employees. The total rewards program emphasizes alignment of employee efforts to support our corporate strategies. The components of the program include compensation, benefits, learning and development opportunities and recognition of employee performance. We strive to remain externally competitive in relevant labor markets while maintaining internal equity. The program also promotes fiscally responsible pay decisions, encourages efficient use of our resources and ensures compliance with applicable legal and contractual requirements.

              To our employees, our compensation philosophy means fair pay based on their role in the company, a subjective determination of the market value of their job and their performance in that position. In addition, there is opportunity for additional rewards when we meet or exceed business objectives. Performance rewards provide employees with the opportunity to earn additional compensation beyond their base salary.

              Compensation for our executive officers consists of three primary elements. They receive a base salary which is paid in semi-monthly cash installments, they receive an annual incentive-based cash payment, which is typically paid in February of the subsequent year or in quarterly installments and they receive an annual grant of restricted stock and stock options. For details regarding why we pay each element and how the amounts are determined, see "—Our 2013 Executive Compensation Program—Base Salary", "—Our 2013 Executive Compensation Program—Annual Incentive-Based Cash Compensation", and "—Our 2013 Executive Compensation Program—Equity Awards". Although these sections discuss our practices employed in 2013, generally we plan to continue these practices in future years.

              We do not have a specific policy that governs the allocation of compensation between cash and non-cash compensation or between long-term or current compensation. The allocations are driven primarily through a desire to pay what we view as competitive compensation, as determined solely by us based on our review of broad-based third party surveys and other generally available information, which we have historically used to obtain a general understanding of market compensation practices.

Role of Compensation Committee and Management

              The Compensation Committee consists of three independent non-employee members of our Board of Directors. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies, practices and procedures relating to the compensation of officers and other managerial employees and the establishment and administration of employee benefit plans.

              The Compensation Committee determines, and recommends to the Board of Directors for approval, the Chief Executive Officer's compensation without the participation of the Chief Executive Officer. The Compensation Committee is also responsible for reviewing the performance of the Chief Executive Officer. Our Chief Executive Officer is the only executive officer that has a role in determining the compensation of our named executive officers other than himself. The Chief Executive Officer will provide the Compensation Committee with recommendations, which the Committee has the discretion to approve or disapprove, for (a) changes to base salary, (b) distribution of annual incentive-based cash compensation and (c) restricted stock and stock option grants.

Our 2013 Executive Compensation Program

              Our 2013 executive compensation program had three primary components: base salary, annual incentive-based cash compensation and equity awards.

              Base Salary.    Base salaries are intended to provide our executives with a degree of financial certainty and stability that does not depend on company performance. In determining the base salaries for our Chief Executive Officer and the other named executive officers, the Compensation Committee, at the beginning of each year, reviews the overall scope of each executive officer's responsibilities while taking into account the base salaries paid by companies with which we compete for talent. For 2013, base salary adjustments were based on a subjective determination of competitive market rates, individual performance, changes in job duties and responsibilities and our overall financial performance. We did not follow a specific formula or set of criteria in determining base salary adjustments in 2013.

              Market data, such as the base salary of comparable jobs at comparable companies, were reviewed to provide guidance as to what constitutes competitive base salaries. In addition, individual performance of the executive's duties and responsibilities is also considered. If the executive has performed his or her duties above expectations, then an increase in the base salary may be justified.

Similarly, if the executive is given different duties or responsibilities or if they have changed jobs within the company, then their base salary may be increased or decreased accordingly.

              In all cases where base salaries may be changed, the overall compensation budget must be sufficient for such changes. In certain extreme cases, our financial results and performance may lead to reductions in base salaries as a cost cutting measure.

              Annual Incentive-Based Cash Compensation.    We maintain an annual incentive-based cash compensation program comprising two elements: the Annual Incentive Program, which is intended to reward executives and eligible employees based on our revenue growth and profitability; and Incentive Compensation, which is intended to reward executives and employees for gross sales from expanding existing client relationships and developing new client relationships.

              Annual Incentive Program.    Under the Annual Incentive Program, a predetermined percentage of the revenues and profits from the preceding year are distributed to employees, including our executive officers. At the beginning of each year, the Compensation Committee approves the calculation methodology, or formula, which will be used at the end of the year to determine the amount of the annual incentive distribution. The formula includes the distribution amount as a percentage of revenues and EBITDA, as adjusted for certain items as defined by the Compensation Committee, as well as a stretch incentive target and a minimum threshold. The distribution percentage, as determined by the Compensation Committee, is generally derived by (a) investigating the annual compensation practices of comparable financial services firms and (b) considering the resulting aggregate incentive for management and employees to meet or exceed the firm's financial expectations.

              In calculating the amount to be paid under the Annual Incentive Program, the Compensation Committee utilizes revenues and adjusted EBITDA, which is prior to the payment of any amount paid pursuant to the Annual Incentive Program and certain extraordinary non-cash or non-recurring general and administrative expenses. The Compensation Committee may exercise its discretion to adjust for revenues and expenses attributable to acquisitions, as well as extraordinary or non-recurring gains or losses. The amounts paid for 2013 under the Annual Incentive Program were based on our financial performance during the 12-month period ending December 31, 2013. The Compensation Committee established a minimum threshold amount of revenue and adjusted EBITDA, defined as described above, of $160.7 million and $24.5 million, respectively. Performance above either or both of the minimum threshold amounts would result in an aggregate annual incentive pool amount of 0.10% of total revenue for revenue equal to or in excess of the threshold amount plus 0.10% of total revenue for each incremental $2.0 million of revenue between $160.7 million and $170.7 million plus 0.9% of the excess revenue above $170.7 million plus 2.0% of the incremental revenue above $190.8 plus 3.65% of incremental revenue above $200.9 million plus 2.0% of incremental revenue above $221.0 million and 3.1% of threshold adjusted EBITDA if the threshold amount has been achieved plus 3.9% of the excess adjusted EBITDA above the threshold amount plus 13.9% of incremental adjusted EBITDA above $40.8 million. The Compensation Committee has final authority to exercise its discretion in setting compensation amounts or awards for the company as a whole and for individuals and is not bound by the formula or by recommendations of Mr. Bergman nor of any consultant. For the amount to be earned in 2013, the Compensation Committee agreed with management's recommendation and approved the amount to be paid under the Annual Incentive Program of approximately $3.6 million.

              At the end of each year, an allocation of the Annual Incentive Program to each eligible employee, including executive officers, is made. The Chief Executive Officer ("CEO") recommends to the Compensation Committee the distribution amounts for each executive officer, including himself, based on a subjective analysis of his or her performance. For the named executive officers, the CEO subjectively assesses their performance broadly with consideration given to four general categories: integrity, intelligence/business knowledge, qualitative considerations and effectiveness. No quantitative criteria are used. The CEO's analysis is based on his sole and absolute discretion when assessing performance. Similarly, the amounts he recommends for individual Annual Incentive Program recommendations are based on his sole and absolute discretion. The CEO presents his recommendations to the Compensation Committee for their consideration along with his individual Annual Incentive Program distribution recommendations. The Compensation Committee reviews and makes the final approval for annual incentive distributions for the named executive officers, including the CEO. For the year ending December 31, 2013, the Compensation Committee chose to accept the individual annual bonus distribution recommendations which it received from the CEO. Distributions of the Annual Incentive Program earned for a fiscal year are paid in the subsequent fiscal year, generally within the first two months.

              Incentive Compensation.    We maintain a compensation program with amounts paid to eligible employees as incentive compensation based on a target percentage of gross sales, though the total amount of incentive compensation is not an exact percentage of gross sales. The target percentage is revised annually. For the purposes of determining the total amount available for incentive compensation, we estimate our new fee revenue based on gross sales. We do this by calculating the average fee paid on all of our products, taking into account differing fee rates on the various products we sell and various fee schedules related to different client programs. The average will also vary by region due to the mix of clients and products within each region. In 2013, we targeted 12% of such estimated fee revenue to be used for total incentive compensation, with discretion to award total incentive compensation of up to an additional 1.5% of estimated fee revenue. Incentive Compensation amounts are calculated quarterly and paid out in 20% installments over the subsequent five quarters. Incentive Compensation payments are not guaranteed. The recipient must still be employed at the time of payment. Incentive Compensation payments are allocated among sales and service personnel and sales management, and the allocation of the incentive compensation payments is approved at the discretion of Mr. Bergman and Mr. Crager. In exercising their discretion, these officers annually establish a framework of percentages of the total available amount that is to be paid to different categories of employees, but there is no predetermined formula. The amount of the Incentive Compensation payments may also be adjusted based on our overall performance. In 2013, approximately $4.3 million in incentive compensation was earned by eligible employees, of which Mr. Crager received $144,800. Mr. Crager is the only executive officer who receives Incentive Compensation. The amount of Mr. Crager's Incentive Compensation was based on our total gross sales and the CEO's subjective assessment of his leadership of the sales organization.

              Equity Awards.    We grant stock options and restricted stock awards to our current and newly hired executive officers to enable them to share in our success and to reinforce a corporate culture that aligns employee interests with the interests of our stockholders. All equity grants to our executive officers to date have been awarded under the Envestnet Asset Management Group, Inc. 2004 Stock Incentive Plan, or the Envestnet, Inc. 2010 Long-Term Incentive Plan (the "Equity Plans"). It has been our practice to annually grant equity awards to employees, including executives, in recognition of performance and as an incentive for retention, as well as to align their interests with the interests of our stockholders. The size of these grants is based on a number of factors, including our subjective analysis of competitive practices, individual performance as determined in the discretion of the Compensation Committee, changes in the scope of the individual's position, internal equity and retention potential. Ultimately, all amounts were determined in the sole and absolute discretion of the Compensation Committee based on its conclusions as to what was appropriate and necessary after consideration of these factors. The Compensation Committee uses a formula similar to the revenue component of the Annual Incentive Program described above. The grants made in 2013 were based on our financial performance during the 12-month period ending December 31, 2012. The Compensation Committee established a minimum threshold amount of revenue, defined as described above, of $121.8 million. Performance above the minimum threshold amounts would result in an aggregate annual stock option pool amount of 0.20% of shares outstanding for revenue equal to or in excess of the threshold amount plus 0.20% of total shares outstanding for each $1.5 million of incremental revenue between $121.8 million and $129.5 million plus 0.02% of shares outstanding for revenue above $129.5 million plus 0.05% of shares outstanding for each $1.5 million of incremental revenue above $144.7 million plus 0.09% of shares outstanding for each $1.5 million of incremental revenue above $152.3 million plus 0.05% of shares outstanding for each $1.5 million of incremental revenue above $167.5 million. The value of the options is estimated using the Black Scholes methodology described below in footnote 2 of the 2013 Grants of Plan-Based Awards table. The value of restricted stock awards results in a dollar-for-dollar offset to the value of the annual stock option pool amount. Historically, vesting for equity award grants occurs annually on the anniversary of the grant date with one-third vesting on each of the first three anniversaries. In keeping with the annual practice of issuing equity grants in the first quarter of the company's fiscal year, the Compensation Committee authorized equity grants equal to 1.0% of our outstanding number of shares as of December 31, 2012. In total, equity grants with respect to 65,545 shares of common stock were made on February 28, 2013 to our executive officers. Consistent with our executive compensation philosophy and to better align the interests of our employees with those of our stockholders through pay-for-performance, the value of each award was made half in shares of restricted common stock and half in stock options.

              Our CEO, with the help of his management team, recommended to the Compensation Committee individuals who should receive equity awards, the components of the award and the size of each individual award. The individual component and distribution amounts that were recommended were based on the CEO's subjective review of each individual's performance within his or her role in our company since the previous year's grant, as well as a subjective determination of the competitive practices necessary to retain key employees. This recommendation was submitted to the Compensation Committee for its consideration and approval. As noted above, the Compensation Committee has final authority to exercise its discretion in setting compensation amounts or awards, and the components of those amounts or awards and is not bound by the use of any formula or recommendations of the CEO nor of any consultant. In its discretion, the Compensation Committee approved the recommendations as submitted. The equity grants to our named executive officers on February 28, 2013 were as follows:

Name	Number of Shares Underlying 2013 Restricted Stock Awards	Number of Shares Underlying 2013 Options	Total Number of Shares Underlying 2013 Equity Award
Judson Bergman	3,636	9,408	13,044
William Crager	5,641	13,500	19,141
Peter D'Arrigo	3,120	8,000	11,120
Scott Grinis	3,120	8,000	11,120
Brandon Thomas	3,120	8,000	11,120

Supplemental Benefits

              We provide the following benefits to our executives on the same basis as provided to all of our employees:

  •
  Health, dental and vision insurance;

  •
  Life insurance;

  •
  Medical and dependent care flexible spending account;

  •
  Short- and long-term disability, accidental death and dismemberment;

  •
  A 401(k) plan, with company match; and

  •
  A college scholarship plan for employees' children.

              We believe these benefits are consistent with companies with which we compete for talent. Other than certain parking privileges to certain of our executive officers, we provide no perquisites to any of our employees, including our named executive officers.

Recoupment of earned awards

              We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Board of Directors or the Compensation Committee would evaluate whether compensation adjustments were appropriate, or required under applicable law, based on the facts and circumstances relating to the restatement.

Regulatory limitations

              Section 162(m) of the Internal Revenue Code generally limits the deductibility for federal income tax purposes of compensation in excess of $1 million to the chief executive officer or any of the next three most highly paid executive officers of a publicly held corporation (other than the CFO). We expect that on an ongoing basis we will generally consider whether a form of compensation will be deductible under section 162(m) in determining executive compensation, though other factors will also be considered. However, we may authorize compensation payments that do not comply with the exemptions under section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

              In light of the strong shareholder support on our say-on-pay proposal in 2011, we made no significant changes to the executive compensation program based on concerns or issues raised by our shareholders. We continue to desire feedback from our shareholders on our executive compensation program and will consider the views of our shareholders as we evaluate our compensation program in 2014.

 2013 Summary Compensation Table

              The following table contains compensation information for our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers. We refer to these individuals as our "named executive officers" in other parts of this proxy statement. The information included in this table reflects compensation paid to our named executive officers for services rendered to us.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total
Judson Bergman	2013	$449,583	$225,000	$55,776	$57,424	$5,100	$792,883
Chief Executive Officer	2012	400,000	110,000	62,250	39,062	5,000	616,312
	2011	400,000	115,000		52,336	4,900	572,236
William Crager	2013	335,000	80,000	86,533	82,400	149,900	733,833
President	2012	334,583		38,832	66,786	147,511	587,712
	2011	330,000	30,000		130,840	144,190	635,030
Peter D'Arrigo	2013	287,500	150,000	60,358	48,830	17,600	564,288
Chief Financial Officer	2012	275,000	58,000	29,121	50,087	5,000	417,208
	2011	275,000	50,000		52,336	4,900	382,236
Scott Grinis	2013	245,000	85,000	47,861	48,830	5,100	431,791
Chief Technology Officer	2012	245,000	60,000	29,121	50,087	5,000	389,208
	2011	245,000	55,000		52,336	4,900	357,236
Brandon Thomas	2013	259,167	85,000	47,861	48,830	5,100	445,958
Chief Investment Officer	2012	240,000	54,000	39,703	37,547	5,000	376,250
	2011	240,000	50,000		52,336	4,900	347,236

(1)
Bonuses earned for a fiscal year are paid in the subsequent fiscal year, generally within the first two months (e.g., the bonuses earned for 2013 were paid in February 2014). The amounts disclosed in the Bonus column relate to amounts paid under our Annual Incentive Program.

(2)
Amounts disclosed in the Equity Awards column relate to grants of restricted stock and stock options in the identified year. With respect to each equity grant, the amounts disclosed reflect the full grant-date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification topic 718. Our assumptions with regard to determining the 2013 stock option values are set forth in note 1 to the 2013 Grants of Plan-Based Awards table.

(3)
For each person other than Mr. Crager and Mr. D'Arrigo, the amounts disclosed in the All Other Compensation column reflect matching contributions to the executive's 401(k) account. For Mr. Crager, the amounts disclosed reflect $144,800 earned as incentive compensation in 2013, $142,511 earned as incentive compensation in 2012, $139,290 earned as incentive compensation in 2011 and matching contributions to his 401(k) account of $5,100 in 2013, $5,000 in 2012 and $4,900 in 2011. For Mr. D'Arrigo, the amounts disclosed reflect a discretionary bonus of $12,500 approved by the Compensation Committee in 2013 and matching contributions to his 401(k) account of $5,100 in 2013, $5,000 in 2012, and $4,900 in 2011.

2013 Grants of Plan-Based Awards

              The following table contains information concerning grants of plan-based awards made in 2013 to our named executive officers.

Name	Grant Date (1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Judson Bergman	2/28/2013	3,636	9,408	$15.34	$113,200
William Crager	2/28/2013	5,641	13,500	15.34	168,933
Peter D'Arrigo	2/28/2013	3,120	8,000	15.34	96,690
Peter D'Arrigo	6/28/2013	508		24.60	12,497
Scott Grinis	2/28/2013	3,120	8,000	15.34	96,690
Brandon Thomas	2/28/2013	3,120	8,000	15.34	96,690

(1)
All restricted stock awards and stock option grants were approved by the Compensation Committee and the Board of Directors on their respective grant dates.

(2)
The fair value of stock options granted was determined using the Black-Scholes model as of the grant date. The model assumes: (i) the stock option would be exercised 6 years after grant date, (ii) expected stock price volatility of 39.76%, (iii) a risk-free yield equal to 1.13% US Treasury STRIPS, and (iv) our dividend yield (0%) would remain constant from grant date to exercise date.

Narrative to 2013 Summary Compensation Table and 2013 Grants of Plan-Based Awards Table

              See "—Compensation Discussion and Analysis" above for a complete description of compensation plans pursuant to which the amounts listed under the 2013 Summary Compensation Table and 2013 Grants of Plan-Based Awards Table were paid or awarded, and the criteria on which such payments were based. The Compensation Discussion and Analysis also describes certain grants of stock options to our named executive officers.

 2013 Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding equity awards held by our named executive officers ("NEO") as of December 31, 2013:

	Option Awards (1)					Stock Awards (2)
Name	Number of Securites Underlying Unexercised Options (#) Exercisable	Number of Securites Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securites Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Judson Bergman	170,000			$5.00	11/14/2015
	170,000			7.50	11/14/2015
	200,000			7.50	4/26/2017
	36,000			7.50	4/30/2018
	15,000			7.15	5/15/2019
	282,000	94,000		9.00	7/28/2020
	6,667	3,333		12.55	2/28/2021
	2,650	5,301		12.45	2/28/2022	3,333	134,320
		9,408		15.34	2/28/2023	3,636	146,531
William Crager	80,000			5.00	11/14/2015
	80,000			7.50	11/14/2015
	20,000			1.08	4/26/2017
	80,000			7.50	4/26/2017
	2,806			0.11	4/26/2017
	14,000			7.50	4/30/2018
	12,000			7.15	5/15/2019
	123,000	41,000		9.00	7/28/2020
	16,667	8,333		12.55	2/28/2021
	4,531	9,063		12.45	2/28/2022	2,079	83,784
		13,500		15.34	2/28/2023	5,641	227,332
Peter D'Arrigo	206,000			7.50	6/16/2018
	64,500	21,500		9.00	7/28/2020
	6,667	3,333		12.55	2/28/2021
	3,398	6,797		12.45	2/28/2022	1,559	62,828
		8,000		15.34	2/28/2023	3,120	125,736
					6/28/2023	508	20,472
Scott Grinis	12,000			7.50	4/26/2017
	9,000			7.50	4/30/2018
	6,000			7.15	5/15/2019
	42,000	14,000		9.00	7/28/2020
	6,667	3,333		12.55	2/28/2021
	3,398	6,797		12.45	2/28/2022	1,559	62,828
		8,000		15.34	2/28/2023	3,120	125,736
Brandon Thomas	32,500			5.00	11/14/2015
	32,500			7.50	11/14/2015
	12,000			7.50	4/26/2017
	9,000			7.50	4/30/2018
	6,000			7.15	5/15/2019
	46,500	15,500		9.00	7/28/2020
	6,667	3,333		12.55	2/28/2021
	2,549	5,098		12.45	2/28/2022	2,126	85,678
		8,000		15.34	2/28/2023	3,120	125,736

(1)
Except as otherwise noted, vesting for stock option grants that expire on November 14, 2015, April 26, 2017 and June 16, 2018 occurs annually on the anniversary of the grant date where one fourth vests on the grant date, and one fourth vests on the anniversary of the grant date for the next three years. Vesting for stock option grants that expire on April 30, 2018; May 15, 2019; February 28, 2021 and February 28, 2022 occurs annually on the anniversary of the grant date where one third vests on the first anniversary, one third vests on the second anniversary and the remainder vests on the third anniversary. The 20,000 option grant to William Crager, which expires on April 26, 2017, vested immediately. Vesting for stock option grants that expire on July 28, 2020 occurs annually on the anniversary of the grant date where one fourth vests each of the first four anniversaries.

(2)
One half of Mr. Bergman's 3,333 restricted shares vest on February 28 of each of 2014 and 2015 and one-third of his 3,636 restricted shares vest on February 28 of each of 2014, 2015 and 2016. One half of Mr. Crager's 2,079 restricted shares vest on February 28 of each of 2014 and 2015 and one-third of his 5,641 restricted shares vest on February 28 of each of 2014, 2015 and 2016. One half of Mr. D'Arrigo's 1,559 restricted shares vest on February 28 of each of 2014 and 2015, one-third of his 3,120 restricted shares vest on February 28 of each of 2014, 2015 and 2016 and all of his 508 restricted shares vest on June 28, 2014. One half of Mr. Grinis' 1,559 restricted shares vest on February 28 of each of 2014 and 2015 and one-third of his 3,120 restricted shares vest on February 28 of each of 2014, 2015 and 2016. One half of Mr. Thomas' 2,126 restricted shares vest on February 28 of each of 2014 and 2015 and one-third of his 3,120 restricted shares vest on February 28 of each of 2014, 2015 and 2016.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Judson Bergman			1,667	25,572
William Crager			1,040	15,954
Peter D'Arrigo	20,000	585,000	780	11,965
Scott Grinis			780	11,965
Brandon Thomas			1,063	16,306

Nonqualified Deferred Compensation

                We do not currently have a nonqualified deferred compensation plan. However, we may consider implementing such a plan in the future.

Potential Payments Upon Termination of Change of Control

                None of our named executive officers has an employment agreement or change of control agreement.

                Equity Incentive Plans.    We currently maintain equity-based incentive plans—the 2004 Stock Incentive Plan, the 2010 Long-Term Incentive Plan and the Envestnet, Inc. Management Incentive Plan for Envestnet -- Tamarac Management Employees (MIP). No new awards are being made under the 2004 Stock Incentive Plan and any new awards under the MIP will be granted under the 2010 Long-Term Incentive Plan. We established the 2010 Long-Term Incentive Plan to (i) attract and retain key employees and other persons providing services to us and our related companies; (ii) motivate plan participants by means of appropriate incentive to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar corporations; and (iv) further align plan participants' interests with those of our stockholders. Under the 2010 Long-Term Incentive Plan, we may issue stock options, stock appreciation rights, restricted stock, restricted stock units and other full value awards, as well as cash incentive awards.

                Change in Control.    In the event that (a) a Participant's employment or service, as applicable, is terminated by us, our successor or one of our related companies that is the Participant's employer for reasons other than cause (as defined in the 2010 Long-Term Incentive Plan) within 24 months following a change in control (as defined in the 2010 Long-Term Incentive Plan) or (b) the 2010 Long-Term Incentive Plan is terminated by us or our successor following a change in control without provision for the continuation of outstanding awards under the 2010 Long-Term Incentive Plan, all stock options and related awards which have not otherwise expired will become immediately exercisable and all other awards will become fully vested. Awards outstanding under the 2004 Stock Incentive Plan will become fully vested and exercisable and all forfeiture restrictions on the awards will lapse if a change in control (as defined in the 2004 Stock Incentive Plan) occurs and the Participant's awards are not converted, assumed or replaced, by awards of the surviving or successor entity or one of its affiliates.

                Under our equity compensation plans, outstanding and unvested stock options may become fully vested and exercisable, and outstanding and unvested restricted stock may become fully vested and be distributed upon a participant's death, disability, or involuntary termination as determined by the Compensation Committee in its discretion. These provisions apply to all employees who participate in the company's equity plans. The outstanding equity awards held by the NEO as of December 31, 2013 are described above under "2013 Outstanding Equity Awards at Fiscal Year-End."

                We have estimated the amount of incremental compensation for each of Messrs. Bergman, Crager, D'Arrigo, Grinis and Thomas due to accelerated vesting of outstanding restricted stock awards upon termination of the officer's employment in the event of the officer's death, disability, or involuntary termination, or upon a change in control irrespective of a termination of employment, as follows: Mr. Bergman, $280,851; Mr. Crager, $311,116; Mr. D'Arrigo $212,156; Mr. Grinis $188,564; and Mr. Thomas, $214,534. These amounts assume that the termination of employment or change in control was effective as of December 31, 2013 and that the price of Common Stock on which the calculations are made was the closing price of $40.30 on that date. We have estimated the value for the acceleration of stock options as of December 31, 2013 for each NEO as follows: Mr. Bergman, $3,417,147; Mr. Crager, $2,020,355; Mr. D'Arrigo $1,154,417; Mr. Grinis $927,667; and Mr. Thomas, $919,300. The amounts shown above are estimates of the incremental compensation these officers would receive upon such terminations or a change in control. The actual amounts to be received can only be determined at the time of the officer's termination of employment or at the time of a change in control.

                Transferability.    Awards under the 2010 Long-Term Incentive Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order or to or for the benefit of the Participant's family (including, without limitation, to a trust or partnership for the benefit of a Participant's family).

                Withholding.    All awards and other payments under the 2010 Long-Term Incentive Plan are subject to withholding of all applicable taxes. With the consent of the Committee, withholding obligations may be satisfied with previously-owned shares of common stock or shares of common stock to which the Participant is otherwise entitled under the 2010 Long-Term Incentive Plan. Such shares may only be used to satisfy minimum withholding requirements.

                Amendment and Termination.    The Board may, at any time, amend or terminate the 2010 Long-Term Incentive Plan, and the Board or the Compensation Committee may amend any award, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant's written consent. Adjustments to the 2010 Long-Term Incentive Plan and awards on account of business transactions are not subject to the foregoing prohibition. The provisions of the 2010 Long-Term Incentive Plan that prohibit repricing of stock options and stock appreciation rights cannot be amended unless the amendment is approved by our stockholders. The 2010 Long-Term Incentive Plan also permits the Board to amend the 2010 Long-Term Incentive Plan and any awards that are subject to Section 409A of the Internal Revenue Code (relating to nonqualified deferred compensation) as it deems necessary to conform to Section 409A.

 Compensation Committee Report

                The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company's Annual Report on Form 10-K for the year ended December 31, 2013 and this proxy statement.

                The foregoing report has been approved by the following members of the Compensation Committee.

Yves Sisteron, Chairman Ross Chapin Cynthia Egan

 AUDIT COMMITTEE REPORT

                The Audit Committee consists of three members of the Board of Directors. Each Audit Committee member is independent, within the meaning of the NYSE listing standards, of Envestnet and its management and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards. In addition, the Board of Directors has determined that Messrs. Johnson, Chapin and Hawn are each audit committee financial experts within the meaning of the rules of the SEC.

                The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process, the system of internal controls, the audit process, the performance of our internal audit process and the performance, qualification and independence of our independent auditors, KPMG LLP ("KPMG").

                Our management prepares our consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. The Audit Committee has reviewed and discussed our audited financial statements with management. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. KPMG is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, and annually attesting to the effectiveness of our internal control over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, KPMG and other advisors.

                The Audit Committee held sixteen meetings in 2013. Audit Committee meetings are usually held in conjunction with the regularly scheduled meetings of the Board of Directors. At least quarterly, the Audit Committee met with management, KPMG (see "Proposal No. 3: Ratification of Appointment of Independent Auditors—Information Regarding Prior Auditor") the Chief Financial Officer, the Chief Accounting Officer and the General Counsel to review, among other matters, the overall scope and plans for the independent audit, and the results of such audit; critical accounting estimates and policies; compliance with our conflict of interest and Code of Business Conduct and Ethics policies.

                At least quarterly in 2013, the Audit Committee met in executive session (i.e., without management present) with representatives of KPMG to discuss the results of their work.

                In connection with its audit of our financial statements for the year ended December 31, 2013, KPMG presented to and reviewed with the Audit Committee the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee has also discussed with KPMG their independence from Envestnet, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence.

                Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our management and KPMG, the Audit Committee recommended to the Board of Directors that the December 31, 2013 audited consolidated financial statements be included in Envestnet's Annual Report on Form 10-K.

                The foregoing report has been approved by all members of the Audit Committee.

James Johnson, Chairman Ross Chapin Gates Hawn

 PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

                In accordance with the rules of the Securities and Exchange Commission, we are asking our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

                As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices. Please read the "Compensation Discussion and Analysis" discussion for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

                We believe that our executive compensation programs are structured in the best manner possible to support the company and our business objectives. We are asking our stockholders to indicate their support for our named executive officer compensation as described on pages 21-32 of this proxy statement, which include the "Compensation Discussion and Analysis" section and the compensation tables and related narrative disclosure. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

                "Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and related narrative discussion."

                The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will review the voting results carefully.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

              On February 14, 2013, the Audit Committee engaged KPMG as our independent accountant for our fiscal year ended December 31, 2012 and to re-audit our financial statements for the year ended December 31, 2011. On February 14, 2013, we disclosed that the Audit Committee dismissed our previous auditor, McGladrey, from its engagement as our independent auditors effective February 13, 2013. McGladrey's dismissal followed a determination that certain services (the "Services") that McGladrey had provided in prior years to us may be inconsistent with the SEC's rules on auditor independence. On April 2, 2013, the Audit Committee engaged KPMG to re-audit our financial statements for the year ended December 31, 2010.

              During the years ended December 31, 2011 and 2010 and through February 14, 2013, we had not consulted with KPMG regarding either:

                  (i)   the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us not oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

                  (ii)  any matter that was either was the subject of a disagreement (as defined in paragraph (z)(1)(iv) of Item 304 of the SEC's Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of SEC's Regulation S-K).

              Typically, the appointment of independent auditors is approved annually by the Audit Committee and ratified by our stockholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has appointed, subject to ratification by our stockholders, KPMG as our independent auditor for the year ending December 31, 2014.

              Our audited financial statements for the year ended December 31, 2013, will be presented at the Annual Meeting. Representatives of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

              The following table sets forth the approximate aggregate fees for professional services rendered by KPMG for 2012 and 2013.

	2012	2013
Audit fees (1)	$590,000	$912,000
Audit-related fees (2)		20,000
Tax fees (3)	4,000	15,000
All other fees (4)	73,000

Total	$667,000	$947,000

(1)
Audit fees include:

*
the audits of our consolidated financial statements and internal control over financial reporting;

*
reviews of quarterly consolidated financial statements;

*
the statutory audit of one of our subsidiaries; and

*
consents and comfort letters issued in conjunction with the filing of registration statements in 2013.

(2)
Assistance with a proposed transaction.
(3)
Assistance with foreign income taxes, including transfer pricing matters.
(4)
All other fees include a review of the compliance program of the company, including a review of our compliance policies, procedures and related controls to comply with Rule 206(4)-7 under the Investment Advisers Act of 1940.

Pre-Approval Policy of Audit and Non-Audit Services

              The Audit Committee pre-approved all of the services associated with the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee's general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee. Any proposed services exceeding the pre-approved fees also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

Information Regarding Former Auditor

              McGladrey's reports on our consolidated financial statements for each of the years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

              During the years ended December 31, 2011 and 2010, and the period from January 1, 2012 through February 13, 2013, we did not have any disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to McGladrey's satisfaction, would have caused them to make reference thereto in their reports on our consolidated financial statements for such periods. During the years ended December 31, 2011 and 2010, there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

              On February 27, 2013, we received a letter from McGladrey advising us that disclosure should be made that reliance should not be placed on McGladrey's audit report on our financial statements for the year ended December 31, 2011 or McGladrey's completed reviews of Envestnet's interim financial statements for the quarters ended September 30, 2012, June 30, 2012, March 31, 2012, September 30, 2011, June 30, 2011 or March 31, 2011 in light of the matters described above.

              On March 26, 2013, we received a letter from McGladrey stating that while McGladrey had not made final conclusions, at that time McGladrey did not believe, for independence reasons related to the Services, that McGladrey was in a position to provide the necessary consent to allow us to incorporate by reference its opinion regarding its audit of our financial statements for the year ended

December 31, 2010 in any future SEC filings. On April 2, 2013, we received a letter from McGladrey advising us that disclosure should be made that reliance should not be placed on McGladrey's audit report on our financial statements for the year ended December 31, 2010 in light of the matters described above.

              On April 2, 2013, we provided McGladrey with copies of disclosures contained in this section, which disclosures were made in Current Reports on Form 8-K dated February 14, 2013 and April 2, 2013. McGladrey has furnished us with letters addressed to the SEC stating their agreement with such disclosures.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

 PROPOSAL NO. 4: APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

              In 2010, prior to the IPO, the Board of Directors and stockholders approved the Envestnet 2010 Long-Term Incentive Plan. To enable the company to grant performance-based compensation that is exempt from the $1 million limit on tax-deductible compensation contained in section 162(m) of the Internal Revenue Code, certain provisions of the Envestnet 2010 Long-Term Incentive Plan must be periodically submitted to and approved by our stockholders.

              If stockholders do not approve the 2010 Long-Term Incentive Plan for purposes of section 162(m) of the Internal Revenue Code, it will continue in its current form. In any event, we expect that on an ongoing basis we will generally consider whether a form of compensation will be deductible under section 162(m). However, we may authorize compensation payments that do not comply with the exemptions under section 162(m) if we believe that such payments are appropriate to attract and retain executive talent.

    Description of the 2010 Long-Term Incentive Plan

              Purpose.    We established the 2010 Long-Term Incentive Plan to (i) attract and retain key employees and other persons providing services to us and our related companies (as defined below); (ii) motivate participants by means of appropriate incentives to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar corporations and (iv) further align participants' interests with those of our stockholders through compensation that is based on our common stock, and thereby to promote our and our related companies' long-term financial interests, including the growth in value of our equity and enhancement of long-term stockholder return.

              Approval and Shares Reserved.    The 2010 Long-Term Incentive Plan was adopted by our Board of Directors on June 22, 2010 and was approved by our stockholders prior to the IPO. The shares with respect to which awards may be made under the 2010 Long-Term Incentive Plan are shares of our common stock currently authorized but unissued or, as permitted by applicable law, currently held or acquired by us as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Compensation Committee, an award under the 2010 Long-Term Incentive Plan may be settled in cash rather than shares of common stock.

              The maximum number of shares of common stock that may be delivered under the 2010 Long-Term Incentive Plan is equal to the sum of (a) 2,700,000 shares, plus (b) the number of shares of common stock that are subject to outstanding awards under Envestnet's 2004 Stock Incentive Plan which are forfeited, expire or are cancelled after the IPO without delivery of the shares or which result in the forfeiture of the shares of common stock back to us to the extent that such shares would have been added back to the shares reserved under Envestnet's 2004 Stock Incentive Plan. Any shares of common stock covered by an award under the 2010 Long-Term Incentive Plan that expires or is forfeited or terminated without issuance of shares of common stock (including shares that are attributable to awards that are settled in cash or used to satisfy the applicable tax withholding obligation) will again be available for awards under the 2010 Long-Term Incentive Plan. Shares of common stock that we issue in connection with awards that are assumed or substituted in connection with a merger, acquisition or other corporate transaction will not be counted against the number of shares of common stock that may be issued with respect to awards under the 2010 Long-Term Incentive Plan.

              The following additional limits apply to awards under the 2010 Long-Term Incentive Plan: (i) no more than 2,700,000 shares of common stock may be subject to incentive stock options granted under the 2010 Long-Term Incentive Plan; (ii) the maximum number of shares of common stock that may be covered by stock options and stock appreciation rights granted to any one participant in any one calendar year may not exceed 500,000 shares of common stock; (iii) with respect to Full Value Awards (as defined below) that are intended to be performance-based compensation, the maximum number of shares of common stock that may be delivered pursuant to any such award granted to any one participant during any calendar year, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 500,000 shares of common stock, and (iv) in the case of cash incentive awards (described below) that are intended to be performance-based compensation, the maximum amount payable to any one participant with respect to any performance period of twelve months (prorated for performance periods of greater or lesser than 12 months) is $1,000,000. In the case of Full Value Awards and cash incentive awards that are intended to be performance-based compensation, if the award is denominated in shares but an equivalent amount of cash is delivered (or vice versa), the foregoing limitations will be applied based on the methodology used by the Compensation Committee to convert shares of common stock to cash (or vice versa). If delivery of cash or shares of common stock is deferred until after the cash or shares of common stock are earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the cash or shares of common stock are earned will be disregarded.

              In the event of a corporate transaction involving us, the Compensation Committee shall adjust awards when an equitable adjustment is required to preserve the benefits or potential benefits of awards. The Compensation Committee may adjust awards in other situations (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares of common stock). Action by the Compensation Committee may include: (a) adjustment of the number and kind of shares which may be delivered under the 2010 Long-Term Incentive Plan (including adjustments to the individual limitations described above); (b) adjustment of the number and kind of shares subject to outstanding awards; (c) adjustment of the exercise price of outstanding stock options and stock appreciation rights and (d) any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation, (i) replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (ii) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of a stock option or stock appreciation right, the amount of such payment may be the excess of the value of the shares of common stock subject to the stock option or stock appreciation right at the time of the transaction over the exercise price.

              Administration.    The authority to control and manage the operation and administration of the 2010 Long-Term Incentive Plan is vested in the Compensation Committee. However, in the case of awards to non-employee directors, such control and management is vested in the Board of Directors. The Board of Directors may, in its discretion, take any action under the 2010 Long-Term Incentive Plan that would otherwise be the responsibility of the Compensation Committee. Subject to stock exchange rules and applicable law, the Compensation Committee may delegate all or any portion of its responsibilities or powers under the 2010 Long-Term Incentive Plan to persons selected by it.

              Eligibility.    All of our employees and directors, all employees and directors of our related companies and service providers to us and our related companies are eligible to receive awards under the 2010 Long-Term Incentive Plan and thereby become participants, except that incentive stock options can be awarded only to our employees and employees of certain of our related companies. A company is a "related company" if it is one of our subsidiaries in which we own (directly or indirectly) a controlling interest and any other business venture that is designated by the Compensation Committee in which we have (directly or indirectly) a significant interest. The Compensation Committee selects who will receive awards, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards.

              Types of Awards.    The 2010 Long-Term Incentive Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, Full Value Awards, and cash incentive awards.

              Stock Options.    The Compensation Committee may grant incentive stock options or nonqualified stock options to purchase shares of common stock, at an exercise price that is no less than the fair market value of a share of common stock on the date the stock option is granted. Incentive stock options may only be granted to our employees and employees of certain related companies. Except for reductions approved by our stockholders or adjustment for business combinations, the exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to us as consideration for the grant of a replacement stock option with a lower exercise price. Stock options will be exercisable in accordance with the terms established by the Compensation Committee provided that no stock option granted to an employee will be exercisable prior to the first anniversary of the grant date (subject to acceleration of exercisability and vesting, to the extent permitted by the Compensation Committee, in the event of the participant's death, disability, involuntary termination, or in connection with a change in control (as defined in the 2010 Long-Term Incentive Plan)). The full purchase price of each share of common stock purchased upon the exercise of any stock option must be paid at the time of exercise of the stock option (except if the exercise price is payable through the use of cash equivalents, the exercise price may be paid as soon as practicable after exercise). Subject to applicable law, the purchase price of a stock option may be payable in cash or cash equivalents, shares of common stock (valued at fair market value as of the day of exercise), or a combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on the shares of common stock acquired pursuant to the exercise of a stock option as the Compensation Committee determines to be desirable. Except as provided by the Compensation Committee at the time of grant, a stock option will expire on the earliest to occur of the following (a) the tenth anniversary of the grant date; (b) the six month anniversary after the participant's employment or service terminates for death or disability (as defined in the 2010 Long-Term Incentive Plan); (c) the three-month anniversary after the participant's employment or service terminates other than for death, disability or cause (as defined in the 2010 Long-Term Incentive Plan) or (d) the date the participant's employment or service terminates for cause (as defined in the 2010 Long-Term Incentive Plan). In no event will a stock option expire after the ten-year anniversary of the grant date.

              Stock Appreciation Rights.    A stock appreciation right entitles the participant to receive the amount (in cash or shares of common stock) by which the fair market value of a specified number of shares of common stock on the exercise date exceeds an exercise price established by the Compensation Committee, which exercise price may not be less than the fair market value of the shares of common stock at the time the stock appreciation right is granted. The Compensation Committee may grant a stock appreciation right independent of or in tandem with any stock option grant. The exercise price of a tandem stock option and stock appreciation right will be the same and the exercise of one will cancel the other. Generally, a stock appreciation right will be exercisable in accordance with the terms established by the Compensation Committee provided that no stock appreciation right granted to an employee will be exercisable prior to the first anniversary of the grant date (subject to acceleration of exercisability and vesting, to the extent permitted by the Compensation Committee, in the event of the participant's death, disability, involuntary termination or in connection with a change in control). The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of common stock acquired pursuant to the exercise of a stock appreciation right as the Compensation Committee determines to be desirable. The expiration date of a stock appreciation right is subject to the same provisions as a stock option, as discussed above.

              Full Value Awards.    A "Full Value Award" is the grant of one or more shares of common stock or a right to receive one or more shares of common stock in the future, subject to one or more of the following as determined by the Compensation Committee:

  •
  The Compensation Committee may grant Full Value Awards in consideration of a participant's previously performed services or in return for the participant surrendering other compensation that may be due.

  •
  The Compensation Committee may grant Full Value Awards that are contingent on the achievement of performance or other objectives during a specified period.

  •
  The Compensation Committee may grant Full Value Awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

              Any Full Value Awards will be subject to such other conditions, restrictions and contingencies as the Compensation Committee determines. If a Full Value Award is made to an employee and the employee's right to vesting of this Full Value Award is conditioned on the completion of a specified period of service with us or our related companies, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years (subject, to the extent provided by the Compensation Committee, to prorated vesting over the course of such three-year period and to accelerated vesting in the event of the participant's death, disability or involuntary termination or a change in control).

              Cash Incentive Awards.    A cash incentive award is the grant of a right to receive a payment of cash (or, in the discretion of the Compensation Committee, shares of common stock having an equivalent value to the cash otherwise payable) that is contingent on achievement of performance objectives over a period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies as determined by the Compensation Committee.

              Change in Control.    In the event that (a) a participant's employment or service, as applicable, is terminated by us, our successor or one of our related companies that is the participant's employer for reasons other than cause (as defined in the 2010 Long-Term Incentive Plan) within 24 months following a change in control (as defined in the 2010 Long-Term Incentive Plan) or (b) the 2010 Long-Term Incentive Plan is terminated by us or our successor following a change in control without provision for the continuation of outstanding awards under the 2010 Long-Term Incentive Plan, all stock options, stock appreciation rights and related awards which have not otherwise expired will become immediately exercisable and all other awards will become fully vested.

              Performance Criteria.    The 2010 Long-Term Incentive Plan is intended to permit the grant of performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code, which generally limits the deduction that we may take for compensation of our Chief Executive Officer, and the next three most highly compensated named executive officers (other than the Chief Financial Officer). Under section 162(m) of the Code, certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. The exercisability or payment of awards that are intended to qualify as performance-based compensation may be based upon one or more of the following business criteria as established by the Compensation Committee: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) stock price performance; (xxii) improvement in or attainment of expense levels or working capital levels; (xxiii) adjusted EBITDA, (xxiv) adjusted operating income, (xxv) adjusted net income or (xxvi) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the company, a related company, or a division or strategic business unit of the company, or may be applied to the performance of the company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Compensation Committee; provided that the Compensation Committee shall have the authority to exclude, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events and the cumulative effects of tax or accounting principles and identified in financial statements, notes to financial statements, management's discussion and analysis or other SEC filings.

              Transferability.    Awards under the 2010 Long-Term Incentive Plan are not transferable except as designated by the participant by will or by laws of descent and distribution or, to the extent provided by the Compensation Committee, pursuant to a qualified domestic relations order or to or for the benefit of the participant's family (including, without limitation, to a trust or partnership for the benefit of a participant's family).

              Withholding.    All awards and other payments under the 2010 Long-Term Incentive Plan are subject to withholding of all applicable taxes. With the consent of the Compensation Committee, withholding obligations may be satisfied with previously-owned shares of common stock or shares of common stock to which the Participant is otherwise entitled under the 2010 Long-Term Incentive Plan. Such shares may only be used to satisfy minimum withholding requirements.

              Amendment and Termination.    The Board of Directors may, at any time, amend or terminate the 2010 Long-Term Incentive Plan, and the Board of Directors or the Compensation Committee may amend any award, provided that no amendment or termination may adversely affect the rights of any participant without the participant's written consent. Adjustments to the 2010 Long-Term Incentive Plan and awards on account of business transactions (as described above) are not subject to the foregoing prohibition. The provisions of the 2010 Long-Term Incentive Plan that prohibit repricing of stock options and stock appreciation rights cannot be amended unless the amendment is approved by our stockholders. The 2010 Long-Term Incentive Plan also permits the Board of Directors to amend the 2010 Long-Term Incentive Plan and any awards that are subject to section 409A of the Internal Revenue Code (relating to nonqualified deferred compensation) as it deems necessary to conform to section 409A.

              This summary of the 2010 Long-Term Incentive Plan is qualified in its entirety by the full text of the 2010 Long-Term Incentive Plan, a copy of which is filed as an exhibit to our registration statement on Form S-1/A filed with the SEC (File Number 333-165717) on July 1, 2010.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

 STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

How do I submit a proposal for inclusion in next year's proxy material?

              If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Corporate Secretary, Envestnet, Inc., 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601. Under the rules of the SEC, proposals must be received no later than December 12, 2014 and otherwise comply with the requirements of the SEC to be eligible for inclusion in Envestnet's 2015 Annual Meeting proxy statement and form of proxy.

How do I submit a proposal or make a nomination at an annual meeting?

              A stockholder proposal not included in our proxy statement for the 2014 Annual Meeting of Stockholders will be ineligible for presentation at the 2014 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to our secretary at our principal executive offices. Under our by-laws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 90 nor more than 120 days prior to the next annual meeting of stockholders; provided, however, that in the event that if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year's annual meeting, we must receive the stockholder's notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date. The notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our by-laws, the language of the proposed amendment), and reasons for conducting such business at the meeting; (b) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (c) the number of shares of our common stock that are owned beneficially and of record by the stockholder and beneficial owner; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC.

OTHER MATTERS

              The Board of Directors of Envestnet does not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,
Shelly O'Brien Corporate Secretary

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election as director of the nominees listed below (except as marked to the contrary below): O Ross Chapin O Cynthia Egan O Gates Hawn 2. The approval of the advisory vote on executive compensation. 3. The ratification of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2014: 4. The approval of the 2010 Long-Term Incentive Plan for the purposes of Section 162(m) of the Internal Revenue Code. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF ENVESTNET, INC. May 14, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20333300000000001000 9 051414 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.envestnet.com MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

ANNUAL MEETING OF STOCKHOLDERS OF ENVESTNET, INC. May 14, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.envestnet.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election as director of the nominees listed below (except as marked to the contrary below): O Ross Chapin O Cynthia Egan O Gates Hawn 2. The approval of the advisory vote on executive compensation. 3. The ratification of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2014: 4. The approval of the 2010 Long-Term Incentive Plan for the purposes of Section 162(m) of the Internal Revenue Code. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20333300000000001000 9 051414 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ENVESTNET, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENVESTNET, INC. The undersigned stockholder(s) of Envestnet, Inc. (the "Company") hereby appoints Judson Bergman or Peter D'Arrigo, or either of them, with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 2014, at 10:00 a.m., Central Time, at 35 E. Wacker Drive, Suite 260, Chicago, IL 60601, and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below. I hereby vote my shares of Envestnet, Inc. common stock as specified on the reverse side of this card. (Continued and to be signed on the reverse side.) ENVESTNET, INC. 2014 Annual Meeting of Stockholders The Annual Meeting of Stockholders of Envestnet, Inc. will be held on Wednesday, May 14, 2014 at 10:00 a.m. Central Time at 35 East Wacker Drive, Suite 260, Chicago, Illinois. Registration will open at 9:30 a.m. Central Time and the meeting will start promptly at 10:00 a.m. The meeting is expected to last about 30 minutes. IMPORTANT: 1. If you are planning to attend the meeting, please check the box on the proxy on the reverse side. 2. This letter is your admission ticket to the meeting and must be presented to the registration desk on the day of the meeting.